SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
Comm Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17455	23-2242292

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

125 North State Street, Clarks Summit, PA	18411

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (570)586-0377
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2009, Comm Bancorp, Inc. (the “Registrant”)received a letter of resignation from Robert A. Mazzoni as a director of the Registrant and it’s wholly-owned subsidiary, Community Bank and Trust Company (“Community Bank”). In his letter of resignation, a copy of which is included as Exhibit 17 to this report, Mr. Mazzoni stated that his resignation is for personal reasons and not because of a disagreement with the Registrant or any matter relating to the Registrant’s operations, policies or practices. Mr. Mazzoni was a member of the Nominating and Corporate Governance Committee of the Registrant, the Joint Audit Committee of the Registrant and Community Bank and the Trust Committee of Community Bank.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits:
     17       Letter of Resignation from Robert A. Mazzoni.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Comm Bancorp, Inc. (Registrant)
Date: January 30, 2009	By:	/s/ Scott A. Seasock
Scott A. Seasock
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

17	Letter of Resignation from Robert A. Mazzoni dated January 29, 2009.

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